Second Quarter 2023 Investor Presentation July 26, 2023

Important Notices 2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes, and is being furnished in connection with Annaly’s Second Quarter 2023 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “illustrative” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage- backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; and risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "Investors" section of our website, then clicking on "Investor Resources" and selecting "Email Alerts" to complete the email notification form. Our website, any alerts and social media channels are not incorporated into this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. There is no guarantee that illustrative returns will occur. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult. Basis of Presentation On September 8, 2022, the Company announced that its Board of Directors had unanimously approved a reverse stock split of the Company’s common stock at a ratio of 1-for-4 (the “Reverse Stock Split”). The Reverse Stock Split was effective following the close of business on September 23, 2022 (the “Effective Time”). Accordingly, at the Effective Time, every four issued and outstanding shares of the Company’s common stock were converted into one share of the Company’s common stock. All references made to share or per share amounts in the accompanying consolidated financial statements and disclosures have been retroactively adjusted, where applicable, to reflect the effects of the Reverse Stock Split.

Recent Achievements and Performance Highlights

Financial Performance

Annaly generated a strong economic return in the second quarter despite continued volatility in the market

- Earnings available for distribution* of $0.72 per average common share for the quarter, down $0.09 from the prior quarter
- Book value per common share of $20.73
- Declared quarterly common stock cash dividend of $0.65 per share
- Economic return of 2.9% for the second quarter

Financing & Liquidity

Annaly maintained a robust liquidity position and continued to be active in the residential whole loan securitization markets

- Economic leverage* of 5.8x, down from 6.4x quarter-over-quarter
- $6.0 billion of unencumbered assets, including cash and unencumbered Agency MBS of $4.4 billion
- Annaly Residential Credit Group is the largest non-bank issuer and now the second largest issuer overall(1) of Prime Jumbo and Expanded Credit MBS, pricing eight residential whole loan securitizations totaling $3.0 billion in proceeds since the beginning of the year(2)
- Financing costs increased with average GAAP cost of interest-bearing liabilities of 5.00%, up 48 basis points quarter-over-quarter, and average economic cost of interest-bearing liabilities* of 2.77%, up 43 basis points quarter-over-quarter

Portfolio Performance

Annaly proactively decreased its Agency portfolio early in the second quarter ahead of anticipated supply and uncertainty

- Total portfolio of $78.9 billion, including $71.4 billion in highly liquid Agency portfolio representing 91% of total assets(3)
- Opportunistically reduced the Agency portfolio early in quarter to prepare for impact of volatility from FDIC sales and debt ceiling negotiations
- Annaly's MSR portfolio increased 19% quarter-over-quarter with $2.2 billion in assets, representing 15% of dedicated capital
- Annaly Residential Credit Group's portfolio decreased modestly in the second quarter, driven by continued programmatic securitization issuance
  - Correspondent channel activity remained strong with record quarterly loan lock volume of $1.5 billion during the second quarter

Corporate Initiatives

Annaly remains committed to creating value for shareholders through ESG reporting and best practices

- Published fourth ESG Report, titled *25 Years of Purposeful Housing Finance Leadership*, demonstrating Annaly's commitment to developing and executing on its ESG strategy
  - Continued to provide climate-related disclosures following TCFD guidance, introduced ESG disclosures based on SASB recommendations in our securitization private placement memorandums and highlighted enhancements to our ongoing DEI initiatives

Source: Company filings. Financial data as of June 30, 2023, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

3

Second Quarter 2023 Financial Highlights 4 $0.27 | $0.72 $20.73 Earnings per Share Earnings Available for Distribution*GAAP Book Value per Share 13.0% Dividend per Share Dividend Yield(1) $0.65 Net Interest Margin (ex. PAA)* $78.9bn $11.8bn Total Portfolio(2) Total Stockholders’ Equity Capital Allocation(3) Average Yield on Interest Earning Assets (ex. PAA)* Liquidity Position $4.4bn of cash and unencumbered Agency MBS $6.0bn of total unencumbered assets Total Hedge Portfolio(4) $73bn Hedge portfolio, down from $80bn in Q1’23, in line with decline in assets Economic Leverage*(5) Hedge Ratio(6) Average Economic Cost of Funds*(7) Source: Company filings. Financial data as of June 30, 2023, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Earnings & Book Value Investment Portfolio Financing, Liquidity & Hedging 6.4x 5.8x Q1 2023 Q2 2023 3.96% 4.22% Q1 2023 Q2 2023 1.76% 1.66% Q1 2023 Q2 2023 2.34% 2.77% Q1 2023 Q2 2023 106% 105% Q1 2023 Q2 2023 Agency 69% MSR 15% ARC 16%

Invests in Agency MBS collateralized by residential mortgages, which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, and complementary investments within the Agency market Annaly Investment Strategies Total Portfolio: $78.9 billion(1) | Total Shareholders’ Equity: $11.8 billion 5 Invests in Non-Agency residential mortgage assets within the securitized product and whole loan markets Invests in Mortgage Servicing Rights, which provide the right to service residential loans in exchange for a portion of the interest payments made on the loans Assets(1) Capital(2) $71.4bn $8.1bn Assets(1) Capital(2) $2.2bn $1.8bn Assets(1) Capital(2) $4.9bn $1.8bn Mortgage Servicing Rights Agency Source: Company filings. Financial data as of June 30, 2023. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Residential Credit

Market Environment & Annaly Positioning

The Macroeconomic State of Affairs

The U.S. economy is demonstrating resilience while inflation is slowing, raising the likelihood of a "higher for longer" interest rate environment

Q2 2023 Market and Economic Developments

- The U.S. economy continues to perform well while inflation readings have shown initial signs of a more meaningful slowdown from elevated levels
- Following the July rate hike, the Federal Reserve may deliver additional hikes only if economic data surprises to the upside
  - Given the resilient economy, a world in which short-term interest rates remain elevated for some time appears to be the base case for now
- Interest rate volatility remains well above historical averages
- Mutual funds have seen greater inflows given the attractiveness of fixed income at current yield levels
  - Inflows have helped mitigate the impact of reduced demand from banks and the Fed in Treasuries and Agency MBS
- The U.S. housing market continues to see lower activity, but prices are supported by sharp declines in inventories as borrowers locked-in with low mortgage rates have reduced housing turnover

Interest rate volatility remains meaningfully elevated as markets are unsure as to where the Fed Funds rate will end 2023

Market-Implied Federal Funds Rate at the Dec. 2023 FOMC Meeting, %[1]



6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
Fed Funds Level
5.37%
02/23
03/23
04/23
05/23
06/23
07/23

Following outflows last year, fixed income mutual funds have seen much improved demand this year

Monthly Fixed Income Mutual Funds and ETF Flows, $ billion[2]



$50
$40
$30
$20
$10
$0
($10)
($20)
($30)
02/21
06/21
10/21
02/22
06/22
10/22
02/23
06/23

Note: Data as of July 26, 2023, unless otherwise noted. For source information, please refer to the endnotes included at the end of this presentation.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
7

Strategic Update | Correspondent Channel Enhances Market Leadership

Annaly's correspondent channel has seen record volume year-to-date, driving whole loan purchase activity and securitization issuance, while maintaining the conservative credit profile of the whole loan portfolio

Summary

- Annaly Residential Credit Group's correspondent channel, launched in April 2021, has achieved scale with 150+ counterparties onboarded
- Correspondent channel volumes remain robust with $2.5 billion of locks in 1H 2023
  - Q2 2023 represented the highest quarterly lock volume since inception, contributing to whole loan purchase activity
- Securitization markets remain healthy, continuing to serve as an efficient, non mark-to-market financing mechanism to support growth
  - Annaly Residential Credit Group remains the largest non-bank issuer and is the second largest overall issuer of Prime Jumbo and Expanded Credit MBS from 2022 through Q2 2023[1]
- Annaly Residential Credit Group has realized growth without sacrificing the strong credit profile of the portfolio
  - Annaly has the lowest D60+ across Non-QM issuers with $1 billion+ of outstanding issuance[2]

Cumulative Loan Locks Since Inception



($ in millions)
$267
$935
$1,181
$1,696
$2,853
$4,039
$4,952
$5,949
$7,452
$1.5bn
Record Quarterly Loan Lock Volume
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023

Top Prime-Jumbo & Expanded-Credit MBS Issuers ($mm)[1]

Rank	Issuer	2022-Q2 2023
1	JP Morgan	12,460
2	Onslow Bay Financial	8,839
3	Goldman Sachs	8,609
4	Invictus Capital Partners	8,402
5	Blue River Mtg. / Angelo Gordon	4,454
6	Angel Oak	4,224
7	Lone Star Funds	3,776
8	A&D Mortgage	3,437
9	Credit Suisse	3,373
10	MFA Financial	3,053

Onslow Bay GAAP Whole Loan Portfolio

758
Original FICO

0.8%
D60+ Delinquencies

68%
Original LTV

60%
Mark-to-Market LTV

Source: Company filings. Financial data as of June 30, 2023.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

8

Corporate Responsibility Update | Annaly Publishes Fourth ESG Report

Annaly's 2022 ESG Report highlights its continued focus on developing and executing on its ESG strategy

775,000+

American homes financed[1]

25+

Community development projects financed through a joint venture partnership with Capital Impact Partners

100%

of Scope 1 and 2 GHG emissions offset with Renewable Energy Certificates

53%

of employees identify as women or racially / ethnically diverse

10%

voluntary turnover in 2022, representing less than half of the financial services sector average[2]


2022
ESG REPORT
25 YEARS OF PURPOSEFUL HOUSING FINANCE LEADERSHIP
ANNALY

"In 2022, Annaly celebrated its 25th anniversary as a public company, representing twenty-five years of leading with purpose. Since our founding, Annaly has recognized that a commitment to ESG principles is an important factor in delivering value and superior returns to our shareholders. We are proud of the progress we continue to make on our ESG initiatives and believe that thoughtful integration of ESG priorities into our overall strategy has been both critical to our success and differentiating relative to our peers."

David Finkelstein
Chief Executive Officer & Chief Investment Officer

Highlights

- ✓ Continued to provide climate-related disclosures following TCFD guidance, including the measurement of our total GHG emissions and energy consumption
- ✓ Introduced ESG disclosures based on SASB recommendations in the private placement memorandum for our residential credit securitizations
- ✓ Provided disclosure on pay equity analysis
- ✓ Enhanced parental leave policy for primary and secondary caregivers and introduced fertility reimbursement benefits to support family planning
- ✓ Supported seven employee-led networks, which collectively led over 20 DEI activities
- ✓ Included black-, women- and veteran-owned broker dealers on equity offerings

Note: Employee statistics as of December 31, 2022. Financial data as of June 30, 2023. To access the full 2022 ESG Report, please visit www.annaly.com/our-responsibility.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
9

Business Update

Agency | Business Update Annaly reduced its Agency MBS portfolio early in the second quarter, predominantly through reductions to its TBA position, to proactively manage leverage ahead of expected volatility 11  Annaly’s Agency portfolio is made up of high quality and liquid securities, predominately specified pools, TBAs and derivatives  Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows  Diverse set of investment options within Agency market, including Agency CMBS, which provides complementary duration and return profiles to Agency MBS  Access to deep and varied financing sources, including traditional bilateral repo and proprietary broker-dealer repo  During the second quarter, Agency MBS spreads were volatile given FDIC sales of regional bank holdings, debt ceiling negotiations and uncertainty around central bank rate hikes − Given these headwinds, spreads widened notably in April and May, though tightened sharply in June following the debt ceiling resolution and June FOMC pause in hiking cycle  Money managers continue to be the primary source of demand considering the absence of buying from banks and the Federal Reserve  Lower coupons modestly outperformed production coupons during the second quarter given positive supply/demand dynamics Source: Company filings. Financial data as of June 30, 2023. Note: Portfolio data as of quarter end for each respective period. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. ‘ ‘ ‘ Strategic Approach Market Trends Agency Portfolio Detail Assets Hedges(1) Funding(2) 0% 25% 50% 75% 100% 2020 2021 2022 2023 Swaps Swaptions Futures Agency Hedging Composition, % 0% 25% 50% 75% 100% 2020 2021 2022 2023 Pools TBA NLY Specified Pools and TBA Holdings, % 0% 25% 50% 75% 100% 2020 2021 2022 2023 Within 30 30-120 days Over 120 Agency Funding Composition, %

Agency | Portfolio Summary

- Annaly's Agency Portfolio: $71.4 billion in assets at the end of Q2 2023, a decrease of 8% compared to Q1 2023
  - Proactively managed leverage to prepare for the impact of elevated supply and a continuation of volatility, including faster than expected FDIC sales and debt ceiling negotiations
- Portfolio activity focused on reducing TBA exposure given inferior financing profile, while selectively adding attractive production coupon specified pools
  - Annaly ended the quarter with 57% of the portfolio in 4.5%, 5.0% and >=5.5% coupons, consistent with the prior quarter
- Maintained a conservative hedge position and actively managed yield curve exposure in line with our modest flattening bias throughout the quarter
- Annaly's MBS portfolio prepayment speeds increased during the quarter to 7.0 CPR, up from 5.5 CPR in Q1 2023, with expectations for prepays to modestly slow going forward as seasonal factors diminish

Total Dedicated Capital: $8.1 billion[1]

Asset Type[1]



IO/IIO/CMO
1%
15yr
1%
20yr
<1%
DUS
2%
ARM/HECM
<1%
30yr
96%

Pass Through Coupon Type[2]



<=2.5%
5%
3.0%
6%
3.5%
14%
4.0%
18%
4.5%
21%
5.0%
22%
>=5.5%
14%

Portfolio Quality[3]



High
Quality
28%
Medium
Quality
28%
40+ WALA
7%
Generic
37%

Note: Financial data as of June 30, 2023. Percentages based on fair market value and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
12

MSR | Business Update

Annaly continues to pursue opportunities in the MSR market to grow the business while achieving attractive returns

Strategic Approach

- MSR portfolio complements Annaly's Agency MBS strategy by offering an attractive yield while providing a hedge to mortgage basis volatility and slower discount prepayment speeds
- As an established and scaled servicer, Annaly is positioned for opportunistic and operationally efficient growth in both the bulk and flow MSR markets
- Annaly serves as a complementary strategic partner to originators given certainty of capital and non-competitive business strategy
- Portfolio consists of low coupon, high quality conventional MSR(1)

Market Trends

- MSR trading volumes remained robust in the second quarter as high levels of supply were well absorbed by the market
  - We expect the pace of activity to continue as originator profitability remains challenged
- Low WAC MSR valuations improved driven by higher rates and modest spread tightening
- The sector remains attractive to a diversified buyer base (e.g., banks, REITs, non-bank mortgage companies, private equity)

MSR by the Numbers
(Excludes Interests in MSR / MSR of LP Interest)

	Q1'23	Q2'23(2)
Portfolio Summary		
Market Value ($mm)	$1,791	$2,145
UPB ($bn)	$129.5	$151.0
Loan Count ('000)	388	477
Collateral Characteristics		
WAC	2.97%	3.04%
Avg Loan Size	$333,505	$316,604
Orig FICO	759	758
Orig LTV	68%	69%
Collateral Performance		
1M CPR	3.4%	4.0%
3M CPR	2.7%	3.9%
D30	0.5%	0.5%
D60+	0.5%	0.4%

Annaly MSR Valuation and Prepayment Speeds
(Excludes Interests in MSR / MSR of LP Interest)



5.38x
5.48x
5.25x
5.34x
5.52x
6.4% 6.4% 6.4%
5.4%
4.9% 4.3%
4.1%
3.5% 3.0%
2.5% 2.4% 2.7%
3.2%
3.7% 3.9%
Apr May Jun
Q2 2022
Jul Aug Sep
Q3 2022
Oct Nov Dec
Q4 2022
Jan Feb Mar
Q1 2023
Apr May Jun
Q2 2023 (2)
MSR Multiple
3M CPR

Source: Company filings. Financial data as of June 30, 2023.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 13

 Annaly MSR Portfolio: $2.2 billion(1) in assets at the end of Q2 2023, a 19% increase compared to Q1 2023 − Purchased approximately $300 million(2) of MSR during the second quarter  Portfolio is comprised of primarily low WAC, high credit quality collateral  As of the end of the second quarter, MSR represented 15% of Annaly’s dedicated equity capital(3) MSR | Portfolio Summary Annaly was active in the bulk market during the second quarter, growing its MSR portfolio by $352 million to $2.2 billion 14 Source: Company filings. Financial data as of June 30, 2023. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Total Dedicated Capital: $1.8 billion Annaly MSR Holdings (Market Value, $mm) $113 $203 $486 $545 $1,108 $1,421 $1,705 $1,748 $1,791 $2,019 $56 $124 $190 $151 $126 $42 $83 $89 $100 $124 $123 $40 $39 $39 $37 $211 $409 $575 $645 $1,233 $1,735 $1,896 $1,787 $1,830 $2,182 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 MSR Unsettled MSR Commitments Interests in MSR / MSR of LP Interest (4)

$1,095 $2,095 $1,846 $3,857 $6,196 $3,039 3 5 4 10 16 8 0 2 4 6 8 10 12 14 16 18 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2018 2019 2020 2021 2022 2023 YTD UPB Issued Deal Count Residential Credit | Business Update Annaly Residential Credit Group expanded its market leadership through strong performance from its correspondent channel and programmatic securitization issuance, while preserving the strong credit profile of the portfolio 15  Programmatic securitization sponsor of new origination, residential whole loans with 46 deals comprising over $18 billion of issuance priced since the beginning of 2018(1)  Agile platform that can deploy capital across both the residential whole loan and Non-Agency securities markets  Continued expansion of whole loan sourcing capabilities through the Onslow Bay correspondent channel  Whole loan acquisition and securitization program provides the ability to create proprietary investments tailored to desired credit preferences with control over asset selection, counterparties and loss mitigation  Modest use of balance sheet leverage with most positions term financed through securitization  The Non-Agency RMBS market experienced spread tightening in the second quarter as the credit outlook improved, the sector experienced limited net issuance and there was continued strength in the consumer − In the second quarter, Non-QM “AAA” spreads were ~50bps tighter and Below Investment Grade CRT M2 spreads were ~95bps tighter  Home price appreciation has been strong in the second quarter aided by historically low inventory levels and limited new listings, benefiting the underlying borrowers in our whole loan portfolio − The Zillow home price index was up 1.4% month-over-month in June and is now up 4.7% year-to-date(2) − Onslow Bay GAAP Whole Loan portfolio mark-to-market LTV of 60% compared to 68% original LTV Source: Company filings. Financial data as of June 30, 2023. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Strategic Approach Market and Credit Trends Securitizations Since the Beginning of Q2’23 $401 Million OBX 2023-NQM6 Non-QM | July 2023 $408 Million OBX 2023-NQM3 Non-QM | Apr 2023 $394 Million OBX 2023-NQM4 Non-QM | May 2023 $315 Million OBX 2023-INV1 Agency Investor | May 2023 $390 Million OBX 2023-NQM5 Non-QM | Jun 2023 OBX Securitization History – UPB Issued ($mm)(1)

Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $4.9 billion in assets at the end of Q2 2023, down 6% from Q1 2023
  - Consists of a $4.2 billion securities portfolio and a $0.7 billion whole loan portfolio[1]
- Securities portfolio was flat on the quarter; activity was driven by $105 million of OBX retained securities across four deals settled in Q2 2023
- Settled approximately $750 million[2] of whole loans in Q2 2023 across both Onslow Bay and our joint venture, up 16% from Q1 2023
- Annaly has priced eight securitizations since the beginning of the year totaling $3.0 billion in proceeds[3]
  - Annaly remains the largest non-bank issuer and is now the second largest issuer overall of Prime Jumbo & Expanded Credit MBS from 2022 through Q2 2023[4]
  - Securitization strategy has resulted in $9.8 billion of OBX debt outstanding at an average cost of funds of 4.0%[5]

Total Dedicated Capital: $1.8 billion

Sector Type[6][7]



CRT
22%
OBX Retained
24%
Prime
4%
Alt A
2%
Subprime
4%
NPL
9%
RPL
15%
Prime Jumbo
7%
WL
13%

Coupon Type[6]



ARM
2%
IO
6%
Floating
23%
Fixed
62%
Fixed
Duration
<2yrs
7%

Rating



Investment
Grade
41%
Unrated
37%
Non-Investment
Grade
22%

Note: Financial data as of June 30, 2023, unless otherwise noted. Portfolio statistics and percentages are based on fair market value, reflect economic interest in securitizations and are net of participations issued. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 16

Financial Highlights and Trends

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
GAAP net income (loss) per average common share[(1)]	$0.27	($1.79)	($1.96)	($0.70)	$2.21
Earnings available for distribution per average common share*[(1)]	$0.72	$0.81	$0.89	$1.06	$1.22
Dividends declared per common share	$0.65	$0.65	$0.88	$0.88	$0.88
Book value per common share	$20.73	$20.77	$20.79	$19.94	$23.59
Annualized GAAP return (loss) on average equity	5.42%	(28.84%)	(31.78%)	(9.94%)	30.60%
Annualized EAD return on average equity*	13.22%	14.82%	16.19%	17.57%	17.49%
Net interest margin[(2)]	(0.15%)	0.09%	0.65%	1.42%	2.64%
Average yield on interest earning assets[(3)]	4.27%	3.96%	3.86%	3.47%	3.58%
Average GAAP cost of interest bearing liabilities[(4)]	5.00%	4.52%	3.71%	2.38%	1.12%
Net interest margin (excluding PAA)[(2)]*	1.66%	1.76%	1.90%	1.98%	2.20%
Average yield on interest earning assets (excluding PAA)[(3)]*	4.22%	3.96%	3.82%	3.24%	2.87%
Average economic cost of interest bearing liabilities[(4)]*	2.77%	2.34%	2.11%	1.54%	1.11%
GAAP leverage, at period-end[(5)]	6.1x	5.9x	6.0x	5.8x	5.4x
Economic leverage, at period-end[(5)]*	5.8x	6.4x	6.3x	7.1x	6.6x

* Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
18

Financial Highlights and Trends (cont’d) 19 Unaudited (dollars in thousands) For the quarters ended 6/30/2023 3/31/2023 12/31/2022 9/30/2022 6/30/2022 Agency mortgage-backed securities $67,764,264 $65,623,534 $62,274,895 $63,037,241 $55,593,336 Residential credit risk transfer securities 1,064,401 1,085,384 997,557 1,056,906 965,714 Non-Agency mortgage-backed securities 2,008,106 2,028,656 1,991,146 2,156,706 2,026,658 Commercial mortgage-backed securities 365,690 500,611 526,309 588,500 457,026 Total securities $71,202,461 $69,238,185 $65,789,907 $66,839,353 $59,042,734 Residential mortgage loans $1,154,320 $1,642,822 $1,809,832 $1,551,637 $1,486,811 Residential mortgage loan warehouse facility - - - 70 322 Total loans, net $1,154,320 $1,642,822 $1,809,832 $1,551,707 $1,487,133 Mortgage servicing rights $2,018,896 $1,790,980 $1,748,209 $1,705,254 $1,421,420 Interests in MSR - - - - 83,622 Agency mortgage-backed securities transferred or pledged to securitization vehicles $- $- $- $431,388 $458,268 Residential mortgage loans transferred or pledged to securitization vehicles 11,318,419 10,277,588 9,121,912 8,770,626 8,418,979 Assets transferred or pledged to securitization vehicles $11,318,419 $10,277,588 $9,121,912 $9,202,014 $8,877,247 Assets of disposal group held for sale(1) $- $- $- $11,371 $97,414 Total investment portfolio $85,694,096 $82,949,575 $78,469,860 $79,309,699 $71,009,570

Appendix | Non-GAAP Reconciliations

Non-GAAP Reconciliations 21 Earnings Available for Distribution (“EAD”), a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non- EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage- backed securities. For additional definitions of non-GAAP measures, please refer to Annaly’s Second Quarter 2023 earnings release.

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands, except per share amounts)*

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
GAAP Net Income to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	$161,187	($839,328)	($886,814)	($273,977)	$863,317
Adjustments to excluded reported realized and unrealized (gains) losses:					
Net (gains) losses on investments and other[1]	1,316,837	(1,712)	1,124,924	2,702,512	615,216
Net (gains) losses on derivatives[2]	(1,050,032)	1,286,458	202,337	(1,976,130)	(1,014,651)
Loan loss provision (reversal)[3]	-	(219)	7,258	(1,613)	(29,380)
Business divestiture-related (gains) losses[4]	-	-	13,013	2,936	23,955
Other adjustments:					
Amortization of intangibles	758	758	758	758	1,302
Non-EAD (income) loss allocated to equity method investments[5]	541	(244)	(306)	(2,003)	(3,270)
Transaction expenses and non-recurring items[6]	2,650	1,358	807	1,712	1,751
Income tax effect on non-EAD income (loss) items	12,364	8,278	(418)	(9,444)	28,841
TBA dollar roll income and CMBX coupon income[7]	1,734	18,183	34,767	105,543	161,673
MSR amortization[8]	(41,297)	(43,423)	(38,633)	(22,897)	(33,810)
EAD attributable to non-controlling interests	(3,344)	(3,470)	(1,548)	(1,287)	3,379
Premium amortization adjustment (PAA) cost (benefit)	(11,923)	491	(8,136)	(45,414)	(127,521)
Earnings Available for Distribution*	389,475	427,130	448,009	480,696	490,802
Dividends on preferred stock	35,766	31,875	29,974	26,883	26,883
Earnings available for distribution attributable to common shareholders*	$353,709	$395,255	$418,035	$453,813	$463,919
GAAP net income (loss) per average common share[9]	$0.27	($1.79)	($1.96)	($0.70)	$2.21
Earnings available for distribution per average common share[9]*	$0.72	$0.81	$0.89	$1.06	$1.22
Annualized GAAP return (loss) on average equity	5.42%	(28.84%)	(31.78%)	(9.94%)	30.60%
Annualized EAD return on average equity (excluding PAA)*	13.22%	14.82%	16.19%	17.57%	17.49%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

22

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Premium Amortization Reconciliation					
Premium amortization expense	$33,105	$56,534	$38,829	$39,406	($4,869)
Less:					
PAA cost (benefit)	(11,923)	491	(8,136)	(45,414)	(127,521)
Premium amortization expense (excluding PAA)	$45,028	$56,043	$46,965	$84,820	$122,652
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$921,494	$818,250	$798,934	$678,488	$645,615
PAA cost (benefit)	(11,923)	491	(8,136)	(45,414)	(127,521)
Interest income (excluding PAA)*	$909,571	$818,741	$790,798	$633,074	$518,094
Economic Interest Expense Reconciliation					
GAAP interest expense	$953,457	$798,787	$663,847	$400,491	$170,475
Add:					
Net interest component of interest rate swaps	(425,293)	(385,706)	(286,600)	(141,110)	(992)
Economic interest expense*	$528,164	$413,081	$377,247	$259,381	$169,483
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$909,571	$818,741	$790,798	$633,074	$518,094
Less:					
Economic interest expense*	528,164	413,081	377,247	259,381	169,483
Economic net interest income (excluding PAA)*	$381,407	$405,660	$413,551	$373,693	$348,611
Economic Metrics (excluding PAA)					
Average interest earning assets	$86,254,955	$82,644,998	$82,859,799	$78,143,337	$72,123,055
Interest income (excluding PAA)*	909,571	818,741	790,798	633,074	518,094
Average yield on interest earning assets (excluding PAA)*[(1)]	4.22%	3.96%	3.82%	3.24%	2.87%
Average interest bearing liabilities	$75,424,564	$70,635,632	$69,981,694	$65,755,563	$60,446,528
Economic interest expense*	528,164	413,081	377,247	259,381	169,483
Average economic cost of interest bearing liabilities*[(2)]	2.77%	2.34%	2.11%	1.54%	1.11%
Interest income (excluding PAA)*	$909,571	$818,741	$790,798	$633,074	$518,094
TBA dollar roll income and CMBX coupon income[(3)]	1,734	18,183	34,767	105,543	161,673
Economic interest expense	(528,164)	(413,081)	(377,247)	(259,381)	(169,483)
Subtotal	$383,141	$423,843	$448,318	$479,236	$510,284
Average interest earning assets	$86,254,955	$82,644,998	$82,859,799	$78,143,337	$72,123,055
Average TBA contract and CMBX balances	6,303,202	13,949,884	11,499,881	18,837,475	20,566,553
Subtotal	$92,558,157	$96,594,882	$94,359,680	$96,980,812	$92,689,608
Net interest margin (excluding PAA)*	1.66%	1.76%	1.90%	1.98%	2.20%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
23

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Economic leverage ratio reconciliation					
Repurchase agreements	$61,637,600	$60,993,018	$59,512,597	$54,160,731	$51,364,097
Other secured financing	500,000	250,000	250,000	250,000	-
Debt issued by securitization vehicles	9,789,282	8,805,911	7,744,160	7,844,518	7,502,483
Participations issued	492,307	673,431	800,849	745,729	696,944
Total GAAP debt	$72,419,189	$70,722,360	$68,307,606	$63,000,978	$59,563,524
Less non-recourse debt:					
Debt issued by securitization vehicles	($9,789,282)	($8,805,911)	($7,744,160)	($7,844,518)	($7,502,483)
Participations issued	(492,307)	(673,431)	(800,849)	(745,729)	(696,944)
Total recourse debt	$62,137,600	$61,243,018	$59,762,597	$54,410,731	$51,364,097
Plus / (Less):					
Cost basis of TBA and CMBX derivatives	$3,625,443	$12,241,647	$11,050,351	$16,209,886	$19,723,326
Payable for unsettled trades	4,331,315	3,259,034	1,157,846	9,333,646	1,995,960
Receivable for unsettled trades	(787,442)	(679,096)	(575,091)	(2,153,895)	(434,227)
Economic debt*	$69,306,916	$76,064,603	$71,395,703	$77,800,368	$72,649,156
Total equity	11,887,345	11,909,033	11,369,426	10,951,555	11,089,900
Economic leverage ratio*	5.8x	6.4x	6.3x	7.1x	6.6x

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
24

Glossary and Endnotes

Glossary 26 ARC: Refers to Annaly Residential Credit Group CRT: Refers to Credit Risk Transfer Securities DEI: Refers to Diversity, Equity & Inclusion EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value ESG: Refers to Environmental, Social and Governance FDIC: Refers to the Federal Deposit Insurance Corporation FOMC: Refers to the Federal Open Market Committee Ginnie Mae: Refers to the Government National Mortgage Association GSE: Refers to Government Sponsored Enterprise MSR: Refers to Mortgage Servicing Rights Non-QM: Refers to a Non-Qualified Mortgage OBX: Refers to Onslow Bay Securities SASB: Refers to the Sustainability Accounting Standards Board TBA: Refers to To-Be-Announced Securities TCFD: Refers to the Taskforce on Climate-Related Financial Disclosures Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock) UPB: Refers to Unpaid Principal Balance WAC: Refers to Weighted Average Coupon

Endnotes 27 Page 3 1. Issuer ranking data from Inside Nonconforming Markets for 2022 through Q2 2023. 2. Includes a $401mm whole loan securitization that priced in July 2023. 3. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $11.3bn, include TBA purchase contracts (market value) of $3.6bn, unsettled MSR commitments of $126mm and $1.2bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.5bn. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. Page 4 1. Dividend yield is based on annualized Q2 2023 dividend of $0.65 and a closing price of $20.01 on June 30, 2023. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $11.3bn, include TBA purchase contracts (market value) of $3.6bn, unsettled MSR commitments of $126mm and $1.2bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.5bn. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of June 30, 2023 exclude commercial real estate assets. 4. Hedge portfolio excludes receiver swaptions. 5. Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from this measure. 6. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. 7. Average economic cost of funds includes GAAP interest expense and the net interest component of interest rate swaps. Page 5 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Total assets include commercial real estate related assets, which are excluded from capital allocation calculations. Agency assets include TBA purchase contracts (market value) of $3.6bn. MSR assets include unsettled MSR commitments of $126mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $11.3bn, include $1.2bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.5bn. 2. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of June 30, 2023 exclude commercial real estate assets. Page 7 1. Based on July 26, 2023 market data retrieved via Bloomberg. 2. Represents monthly flows into fixed income mutual funds and ETFs (sourced via EPFR) as of July 26, 2023. Page 8 1. Issuer ranking data from Inside Nonconforming Markets for 2022 through Q2 2023. 2. Based on Wall Street Research as of June 30, 2023. Page 9 1. Represents the estimated number of homes financed by Annaly’s holdings of Agency MBS, residential whole loans and securities, as well as multi-family commercial real estate loans, securities and equity investments. The number includes all homes related to securities and loans wholly-owned by Annaly and a pro-rata share of homes in securities or equity investments that are partially owned by Annaly. 2. Financial services 2022 turnover rate estimated based on March 8, 2023 data from the U.S. Bureau of Labor Statistics. Page 11 1. Represents Agency's hedging profile and does not reflect Annaly's full hedging activity. 2. Represents Agency’s funding profile and does not reflect Annaly's full funding activity. Page 12 1. Includes TBA purchase contracts. 2. Includes TBA purchase contracts and fixed-rate pass-through certificates. 3. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $125k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes $200k loan balance, $175k loan balance, $150k loan balance, high LTV (CQ 105-125% LTV) and 40-year pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seasoned collateral. Page 13 1. Portfolio excludes retained servicing on whole loans within the Residential Credit portfolio. 2. Includes unsettled commitments of $126mm. Page 14 1. Includes limited partnership interests in a MSR fund, which is reported in Other Assets, and unsettled commitments of $126mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 2. Includes unsettled commitments of $126mm. 3. Capital allocation is calculated as the difference between allocated assets and liabilities. Dedicated capital as of June 30, 2023 exclude commercial real estate assets. 4. Q3 2021 MSR assets exclude $86mm of legacy MSR holdings that were held for sale as of September 30, 2021 and sold in Q4 2021. Page 15 1. Includes a $401mm whole loan securitization that priced in July 2023. 2. Based on data from the Zillow U.S. Home Value Index for the period ended June 30, 2023. Page 16 1. Excludes participations issued totaling $0.5bn. 2. Whole loans settled include loans from a joint venture with a sovereign wealth fund. 3. Includes a $401mm residential whole loan securitization that priced in July 2023. 4. Issuer ranking data from Inside Nonconforming Markets for 2022 through Q2 2023. 5. Reflects cost of funds only for outstanding debt held by third parties. 6. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 7. Prime includes $4.3mm of Prime IO, OBX Retained contains $169.6mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $59.8mm of Prime Jumbo IO.

Endnotes (cont’d) 28 Page 18 1. Net of dividends on preferred stock. 2. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. 3. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 4. Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 5. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles and participations issued divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from economic leverage. Page 19 1. Includes assets related to the sale of the Company's Middle Market Lending portfolio at September 30, 2022 and June 30, 2022. Non-GAAP Reconciliations Page 22 1. Includes a write-down which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. Excludes $425.3mm, $385.7mm, $286.6mm, $141.1mm and $1.0mm of net interest on the Company's interest rate swaps for the quarters ended June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022 and June 30, 2022, respectively, which is reported in Net gains (losses) on derivatives in the Company’s Consolidated Statement of Comprehensive Income (Loss). 3. Includes a loan loss (reversal)/provision of $0.0mm, $0.0mm, $0.0mm, $0.0mm and ($2.5mm) on the Company’s unfunded loan commitments for the quarters ended June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022 and June 30, 2022, respectively, which is reported in Other income (loss) in the Company’s Consolidated Statement of Comprehensive Income (Loss). 4. Includes losses (gains) related to the sale of the Company’s Middle Market Lending portfolio for the quarters ended December 31, 2022, September 30, 2022 and June 30, 2022. 5. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). 6. All quarters presented include costs incurred in connection with securitizations of residential whole loans. 7. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $0.5mm for the quarter ended June 30, 2023 and $1.1mm for each of the other quarters presented. 8. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value. 9. Net of dividends on preferred stock. Page 23 1. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 2. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 3. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $0.5mm for the quarter ended June 30, 2023 and $1.1mm for each of the other quarters presented. Page 24 1. Included in Other secured financing in the Company's Consolidated Statements of Financial Condition.